UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2004
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure

 The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

*************************************************************************************

This filing on Form 8-K is submitted to clarify the Board of Directors' intent with respect to the Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan (the "Plan") described and included in the company's proxy statement filed on February 24, 2004. The Board intends that the annual pool of restricted stock available to be granted under the Plan be limited to a maximum of 250,000 per year for the three years remaining before the Plan expires in 2006. The aggregate total of shares available for restricted stock grants under the Plan shall not exceed 750,000. The Company will modify the Plan to reflect this intent as soon as practicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

March 22, 2004	By:	/s/ James B. Buda
James B. Buda Vice President